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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Long Distance International Inc. of our report dated December 18, 1998 relating to the consolidated financial statements of NETnet International AB and Subsidiaries, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus. Furthermore, we consent to the use of Price Waterhouse Revisionsbyra KB, one of the predecessor firms of PricewaterhouseCoopers KB, in this prospectus.




PRICEWATERHOUSECOOPERS KB                   /s/ PricewaterhouseCoopers KB
Stockholm, Sweden                                  ----------------------------


February 11, 1999